UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2019

Rennova Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On June 13, 2019, Rennova Health, Inc. (the “Company”) closed an offering of $1,250,000 aggregate principal amount of Debentures due December 31, 2019 (the “Debentures”). The offering was pursuant to the terms of a Bridge Debenture Agreement, dated as of June 13, 2019 (the “Agreement”), between the Company and certain existing institutional investors of the Company. The Debentures are secured and guaranteed by the Company’s subsidiaries on the same terms as provided in the Securities Purchase Agreement, dated as of August 31, 2017. The Debentures may also be exchanged for shares of the Company’s Series I-2 Convertible Preferred Stock under the terms of the previously-announced Exchange Agreement, dated as of October 30, 2017. Commencing on August 17, 2019, the Debentures shall bear interest on the outstanding principal amount at a rate of 2.5% per month (increasing to 5% per month on October 12, 2019), payable quarterly beginning on October 1, 2019. All overdue accrued and unpaid interest shall entail a late fee equal to the lesser of 24% per annum or the maximum rate permitted by applicable law. Christopher Diamantis, a director of the Company, is a guarantor of the Debentures. Additionally, on or prior to June 30, 2019, at the mutual election of the Company and the investors, the investors may purchase an additional $1,250,000 principal amount on the same terms and conditions as provided in the Agreement.

As previously announced, the Company issued debentures on February 24, 2019 in the aggregate principal amount of $300,000, on March 27, 2019 in the aggregate principal amount of $300,000 and on May 12, 2019 in the aggregate principal amount of $500,000. All of these debentures were guaranteed by Mr. Diamantis and were due on June 3, 2019. In addition, the Company issued debentures on June 5, 2019 in the aggregate principal amount of $125,000 and on June 7, 2019 in the aggregate principal amount of $200,000. These debentures were also guaranteed by Mr. Diamantis and were due on July 20, 2019. Under the Agreement, the maturity date of all of the foregoing debentures was extended to December 31, 2019 and the same interest terms as contained in the Debentures were incorporated into all of the foregoing debentures.

The Debentures were issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and by Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

The foregoing description of the Agreement and the Debentures does not purport to be complete and is qualified in its entirety by reference to the form of the Agreement, which is attached hereto as Exhibit 10.174 and is incorporated by reference herein.

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.174	Form of Bridge Debenture Agreement, dated as of June 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2019	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)